EXHIBIT 99.1
       N E W S   B U L L E T I N
                 FROM:                                    RE:

           F I N A N C I A L               EMPIRE FINANCIAL HOLDING COMPANY
            RELATIONS BOARD                    2170 West State Road 434
                                                      Suite 100
                                                  Longwood, FL 32779
                                                      AMEX: EFH
 FOR FURTHER INFORMATION:

 AT THE COMPANY:                           AT FINANCIAL RELATIONS BOARD:
 Donald A. Wojnowski Jr.                   Lasse Glassen
 President                                 General Information
 (407) 774-1300                            (310) 854-8313
 investorrelations@empirenow.com           lglassen@financialrelationsboard.com
 -------------------------------           ------------------------------------

FOR IMMEDIATE RELEASE
APRIL 6, 2005

                     EMPIRE FINANCIAL REPORTS FOURTH QUARTER
                       AND YEAR-END 2004 FINANCIAL RESULTS

LONGWOOD, FLA., APRIL 6, 2004 - EMPIRE FINANCIAL HOLDING COMPANY (AMEX: EFH), a financial brokerage services firm serving retail and institutional clients, today announced financial results for the fourth quarter and the year ended December 31, 2004. For the year ended December 31, 2004, the Company reported an increase in revenues from operations of 24% to $21.6 million. Net loss from operations for 2004 was $1.6 million, or $0.50 per share, compared to a net loss from continuing operations of $1.9 million, or $0.41 per basic and diluted share, for 2003.

President Donald A. Wojnowski Jr. stated, "We believe that the continued execution of our business plan and an improved business environment will yield positive results during 2005 through expansion of our market making and order execution services, as well as increasing our independent registered representatives. In addition, with the expected closing of the transaction announced last month between Empire Financial and EFH Partners, LLC, the Company will have greater financial resources to implement its business plan."

FINANCIAL CONDITION

The Company's net loss for 2004 included costs related to pending regulatory investigations, severance agreements with former executives and employees, the relocation of the Company's principal offices and losses related to the disruption of our business from severe weather conditions that occurred in Central Florida. The Company's net loss resulted in an increase in stockholders' deficit from $0.8 million as of December 31, 2003 to a stockholders deficit of $1.9 million as of December 31, 2004.

The audit report contained in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 and December 31, 2003 contains an explanatory paragraph that raises substantial doubt about the Company's ability to continue as a going concern, because the Company had substantial losses from operations during 2004 and 2003, had a stockholders' deficit as of December 31, 2004 of $1.9 million and has uncertainties in connection with ongoing regulatory investigations.

                                     -more-

Assuming that the previously announced agreement between Empire Financial and EFH Partners, LLC and the other related agreements are consummated, the Company anticipates that it will eliminate its stockholders' deficit and have positive stockholders' equity.

FINANCIAL RESULTS

Total revenues from operations for the three months ended December 31, 2004 increased 31% to $6.4 million from $4.9 million reported for the same period in 2003. Total operating expenses from operations for the three months ended December 31, 2004 increased 33% to $6.8 million from $5.1 million reported for the same period in 2003. The Company reported a net loss of $0.4 million, or $0.14 per share, from operations for the fourth quarter ended December 31, 2004 compared with a net loss from continuing operations of $0.2 million, or $0.05 per basic and diluted share, reported for the same period in 2003.

Total revenues from operations for the year ended December 31, 2004 increased 24% to $21.6 million from $17.4 million reported for the same period in 2003. Total operating expenses from operations for the year ended December 31, 2004 increased 20% to $23.2 million from $19.3 million reported for the same period in 2003. The Company reported a net loss of $1.6 million, or $0.50 per share, from operations for the year ended December 31, 2004 compared with a net loss from continuing operations of $1.9 million, or $0.41 per basic and diluted share, for the year ended December 31, 2003.

ABOUT EMPIRE FINANCIAL HOLDING COMPANY

Empire Financial Holding Company, through its wholly owned subsidiary, Empire Financial Group, Inc., provides full-service retail brokerage services through its network of independently owned and operated offices and discount retail securities brokerage via both the telephone and the Internet. Through its market-making and trading division, the Company offers securities order execution services for unaffiliated broker dealers and makes markets in domestic and international securities. Empire Financial also provides turn-key fee based investment advisory and registered investment advisor custodial services through its wholly owned subsidiary, Empire Investment Advisors, Inc.

FORWARD-LOOKING STATEMENT DISCLAIMER

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, without limitation, the ability of the Company to continue as a going concern, fluctuations in the volume of transactional services provided by the Company, competition with respect to financial services commission rates, the effect of general economic and market conditions, factors affecting the securities brokerage industry as well as other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

                         - FINANCIAL STATEMENTS FOLLOW -

                                     -more-

                EMPIRE FINANCIAL HOLDING COMPANY AND SUBSIDIARIES
                  CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2004

ASSETS

Cash .............................................................  $    43,880
Trading account securities, at fair value ........................    2,061,371
Commissions and other receivables due from
   broker dealers and clearing organization ......................    2,149,121
Deposit at clearing organization .................................      404,772
Property and equipment, net of accumlated depreciation of $95,901       136,873
Prepaid expenses and other assets ................................      188,601
                                                                    -----------

           Total assets ..........................................  $ 4,984,618
                                                                    ===========

LIABILITES AND STOCKHOLDERS' DEFICIT

Liabilities:
   Cash overdraft ................................................  $   144,202
   Notes payable .................................................    1,029,630
   Notes payable - related parties ...............................      443,848
   Accounts payable ..............................................      803,789
   Due to clearing organization ..................................      270,367
   Trading account securities sold, but not yet purchased ........    2,659,680
   Accrued expenses ..............................................    1,530,709
                                                                    -----------

           Total liabilities .....................................    6,882,225
                                                                    -----------

Stockholders' deficit:
   Series A Preferred stock; $.01 par value, 1,000,000 shares
     authorized; 10,000 issued and outstanding ...................          100
   Common stock; $.01 par value, 100,000,000 shares
     authorized; 3,513,025 issued and outstanding ................       35,131
   Additional paid-in capital ....................................    6,215,189
   Deferred compensation .........................................      (63,683)
   Stock subscriptions receivable ................................      (50,000)
   Accumulated deficit ...........................................   (8,034,344)
                                                                    -----------

                                                                     (1,897,607)
                                                                    -----------

           Total liabilities and stockholders' deficit ...........  $ 4,984,618
                                                                    ===========

                                     -more-

                             EMPIRE FINANCIAL HOLDING COMPANY AND SUBSIDIARIES
                                   CONSOLIDATED STATEMENT OF OPERATIONS
                                                     THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                        DECEMBER 31,                  DECEMBER 31,
                                                 --------------------------   ---------------------------
                                                    2004           2003           2004           2003
                                                 -----------   ------------   ------------   ------------
Revenues:

     Commissions and fees .....................  $ 4,215,491   $  3,721,170   $ 16,154,705   $ 16,140,329
     Trading revenues, net ....................    1,987,721      1,064,478      5,063,633      1,064,478
     Interest .................................       48,123        100,250        170,327        180,371
     Other ....................................      104,991         (6,182)       207,445         14,863
                                                 -----------   ------------   ------------   ------------

                                                   6,356,326      4,879,716     21,596,110     17,400,041
                                                 -----------   ------------   ------------   ------------

Expenses:

     Commissions and clearing costs ...........    3,247,353      4,127,630     14,181,613     12,980,821
     Employee compensation and benefits .......    1,909,089        604,264      4,667,564      3,054,236
     General and administrative ...............    1,098,510        141,201      3,316,531      2,789,662
     Communications and data processing .......      371,702         25,643        454,965        175,298
     Order flow payments ......................       38,097        119,313        324,356        119,313
     Advertising ..............................       94,394          7,836        122,126         87,420
     Interest .................................       30,590         61,899        100,525         64,639
                                                 -----------   ------------   ------------   ------------

                                                   6,789,735      5,087,786     23,167,680     19,271,389
                                                 -----------   ------------   ------------   ------------

Net loss from continuing operations ...........     (433,409)      (208,070)    (1,571,570)    (1,871,348)

Loss from discontinued operations .............            -       (557,758)             -     (1,212,661)
                                                 -----------   ------------   ------------   ------------

Net loss ......................................     (433,409)  $   (765,828)    (1,571,570)    (3,084,009)
Preferred stock dividend ......................  $    (7,875)             -        (28,125)             -
                                                 -----------   ------------   ------------   ------------

Net loss applicable to common stockholders ....  $  (441,284)  $   (765,828)  $ (1,599,695)  $ (3,084,009)
                                                 ===========   ============   ============   ============

Basic and diluted loss per share:

     Continuing operations ....................  $     (0.14)  $      (0.05)  $      (0.50)  $      (0.41)
                                                 -----------   ------------   ------------   ------------

     Discontinued operations ..................  $         -   $      (0.15)  $          -   $      (0.26)
                                                 -----------   ------------   ------------   ------------

     Net loss applicable to common stockholders  $     (0.14)  $      (0.20)  $      (0.50)  $      (0.67)
                                                 ===========   ============   ============   ============

Weighted average shares outstanding ...........    3,272,128      3,838,337      3,221,753      4,587,920
                                                 ===========   ============   ============   ============

                                                    ###